UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 27, 2013

Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue, Kansas City, Kansas	66105
(Address of principal executive offices)	(Zip Code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry into a Material Definitive Agreement.

On August 27, 2013, Epiq Systems, Inc. (“Epiq”) entered into a Credit Agreement (“Credit Facility”) among Epiq, certain of its domestic subsidiaries party thereto as guarantors, a syndicate of banks and institutional investors as lenders, and KeyBank National Association, PNC Bank National Association and Silicon Valley Bank as joint lead arrangers. The Credit Facility replaces the Fourth Amended and Restated Credit and Security Agreement, dated as of April 25, 2011, among Epiq and the lenders and other parties thereto (the “Former Credit Facility”).

The Credit Facility provides for (a) a senior revolving loan in a principal amount equal to $100.0 million, maturing in August 2018, and (b) a senior secured term loan in a principal amount equal to $300.0 million, maturing in August 2020.  During the term of the Credit Facility, Epiq has the right, subject to compliance with the covenants specified in the Credit Facility, to increase the borrowings up to a maximum of $200.0 million. The Credit Facility is secured by liens on Epiq’s real property and a significant portion of Epiq’s personal property.  Borrowings under the senior revolving loan bear interest at various rates based on Epiq’s total net leverage ratio with two rate options at the discretion of management, as follows: (1) for base rate advances, borrowings bear interest at prime rate plus 200 to 300 basis points; and (2) for LIBOR rate advances, borrowings bear interest at LIBOR rate plus 300 to 400 basis points.  The senior secured term loan bears interest at the discretion of management as follows: (1) 2.75% plus prime rate subject to a 2% floor; or (2) 3.75% plus one, two, three or six month LIBOR rate subject to a 1% LIBOR floor.

Commencing on December 31, 2013, the term loan facility is subject to quarterly amortization of principal, in equal installments, in an aggregate principal amount equal to 1% per annum of the original aggregate principal amount of the term loan facility. Additionally, all net cash proceeds from (i) unless such net cash proceeds are, under certain terms more fully set forth in the Credit Facility, reinvested, certain extraordinary receipts (excluding cash receipts in the ordinary course of business), asset sales, or other dispositions of property by Epiq and its subsidiaries, (ii) the issuance or incurrence after the closing date of additional debt by Epiq or any of its subsidiaries (excluding certain customary exceptions more fully set forth in the Credit Facility), and (iii) commencing with the fiscal year ended December 31, 2014, a certain percentage based on Epiq’s excess cash flow (as defined in the Credit Facility), shall be applied in the following order: first, ratably to the remaining principal installments thereof (including the principal installment due on the maturity date), and second, to the revolving credit facility without any reduction in commitments.

The Credit Facility contains a financial covenant related to total net debt (as defined in the Credit Facility).  The total net leverage ratio is not permitted to exceed 4.50 to 1.00.  In addition, the Credit Facility also contains customary covenants related to limitations on (i) creating liens, debt, guarantees or other contingent obligations, (ii) engaging in mergers, acquisitions and consolidations, (iii) paying dividends or other distributions to, and redeeming and repurchasing securities from, equity holders, (iv) prepaying, redeeming or repurchasing subordinated or junior debt, and (v) engaging in certain transactions with affiliates, in each case, subject to customary exceptions.

The Credit Facility also includes customary events of default, including, without limitation, failure to pay principal, interest or fees when due, if any representation or warranty made by Epiq under the Credit Facility shall prove to be untrue in any material respect, a failure to comply with covenants, a default under other indebtedness of Epiq, invalidity of the Credit Facility or other documents delivered by Epiq pursuant thereto, the occurrence of certain material judgments, certain insolvency or receivership events affecting Epiq and its subsidiaries, certain liabilities under the Employee Retirement Income Security Act of 1974, as amended, the occurrence of certain environmental claims, the occurrence of a change in control of Epiq or the invalidity of subordination provisions with respect to subordinated debt of Epiq. The amounts outstanding under the Credit Facility may be accelerated upon the occurrence of an event of default under the Credit Facility.

On August 27, 2013, Epiq borrowed $300.0 million under the term loan facility.  The borrowings paid for, among other items, fees and expenses associated with the closing of the Credit Facility, and the repayment of all outstanding indebtedness under the Former Credit Facility.

The representations, warranties and covenants contained in the Credit Facility were made solely for purposes of such documents and as of specific dates, were made solely for the benefit of the parties to the applicable documents, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Credit Facility instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders. Shareholders are not third-party beneficiaries under the Credit Facility and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Epiq or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Facility, which subsequent information may or may not be fully reflected in Epiq’s public disclosures.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Facility, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

On August 27, 2013, Epiq Systems, Inc. issued a press release announcing the credit facility, which is furnished herewith as Exhibit 99.1.

Item 1.02. Termination of a Material Definitive Agreement.

Upon entry into and consummation of the transactions contemplated by Credit Facility, on August 27, 2013, Epiq repaid all existing indebtedness under the Former Credit Facility, which included a $325.0 million revolving credit facility under which Epiq had available a line of credit for standby letters of credit up to $10.0 million.  The Former Credit Facility was terminated in connection with Epiq’s repayment of all existing indebtedness thereunder.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Credit Facility is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are filed as part of this report:

Exhibit 10.1.                               Credit Agreement dated as of August 27, 2013, among Epiq Systems, Inc. and the domestic subsidiaries named therein as guarantors, a syndicate of banks and institutional investors as lenders, KeyBank National Association as the LC issuer, swing line lender, administrative agent.

Exhibit 99.1.                               Press release, dated August 27, 2013, announcing the entry into the Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: August 30, 2013

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director